UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 24, 2004
(Date of earliest event reported)

IXYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

3540 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 982-0700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Services of PricewaterhouseCoopers LLP.

At approximately 10:00 a.m., PST, on November 24, 2004, PricewaterhouseCoopers LLP (“PwC”) delivered by email a letter to the Audit Committee of the Board of Directors (the “Audit Committee”) of IXYS Corporation (the “Company”) to the effect that “the client-auditor relationship between Ixys Corporation (Commission File Number 000-26124) and PricewaterhouseCoopers LLP has ceased.” PwC separately informed the Company that it intended this letter to be a resignation.

The reports of PwC on the Company’s financial statements for the years ended March 31, 2003 and March 31, 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended March 31, 2003 and March 31, 2004 and through November 24, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the financial statements for such years.

Except as noted in the six paragraphs that follow immediately below, during the years ended March 31, 2003 and March 31, 2004 and through November 24, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Material weaknesses in internal accounting controls identified by PwC during its audit of the Company’s financial statements as of and for the year ended March 31, 2003 consisted of the following:

▪	Inadequate management review of the Company’s consolidation process,

▪	Inventory matters such as the inability of the Company to establish standard inventory costs, elimination of intercompany profits in inventory, monitoring of inventory variances, inadequate monitoring of inventory reconciliations by management and inadequate reconciliation of inventory balances,

▪	Problems with the monthly closing process at the Company’s Clare subsidiary, and

▪	A number of other reportable conditions, which taken together constituted a material weakness.

PwC, as a result of its performance of review procedures related to the unaudited interim financial statements of the Company for the quarter and six-month period ended September 30, 2003 and the quarter and nine-month period ended December 31, 2003, informed the Company of the following material weaknesses:

▪	Inadequate management review of the Company’s consolidation process,

▪	Problems with the monthly closing process at the Company’s subsidiaries,

▪	A number of other reportable conditions, which taken together constituted a material weakness.

PwC, as a result of its audit of the Company’s financial statements for the year ended March 31, 2004,

informed the Company of a material weakness. Certain inventory processes of the Company were not reviewed by a supervisor in sufficient detail, resulting in the following inaccurate adjustments: standard cost revisions; incomplete updating of costs included in the standards; journal entries recorded without the proper supporting documentation; and reconciliation of the general ledger balance to the perpetual records. PwC also observed a lack of procedures to track inventory transactions related to cut-off issues.

Please refer to Item 14 of the Company’s Form 10-K for the year ended March 31, 2003, Item 4 of the Company’s Form 10-Qs for the quarters ended September 30, 2003 and December 31, 2003 and Item 9A of the Company’s Form 10-K for the year ended March 31, 2004 for further information as to the aforementioned material weaknesses. Additional information regarding these internal control matters can be obtained in Item 4 disclosures contained in various Form 10-Q filings for quarters during the years ended March 31, 2004 and 2003 and subsequent to March 31, 2004.

PwC delivered to the Audit Committee a letter dated October 19, 2004, “to confirm our discussion about our views of the status of the Company’s 404 efforts in order to assist you in assessing the Company’s ability to complete its assessments on a timely basis and in determining whether any adjustments to the Company’s work and schedule are necessary.” In the letter, PwC stated the following: “We have serious concerns that management will not be in a position to complete its work on a timely basis. We have previously discussed these concerns with management and the Audit Committee. However, particularly given the slippage the Company has experienced, there is no assurance that the current planned time schedule will be met by management. If management is not able to meet a reasonable timetable, there can be no assurance that PwC will have the resources available to be able to complete our assessment and report on internal control over financial reporting on a timely basis. If management is unable to complete the required documentation or testing related to its assessment of the effectiveness of internal control over financial reporting, we would be required to disclaim an opinion.”

The Audit Committee, or an Audit Committee member, discussed the subject matter of each of the foregoing with PwC. The Company has authorized PwC to respond fully to the inquiries of BDO Seidman, LLP (“BDO”) concerning such information.

The Company provided a copy of this Form 8-K to PwC prior to its filing with the Securities and Exchange Commission and requested PwC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of the PwC letter.

(b) Engagement of BDO Seidman, LLP.

On September 23, 2004, the Company met with representatives of BDO to discuss BDO’s qualifications to serve as the Company’s registered independent accounting firm. Discussions between BDO and members of the Audit Committee and of the management of the Company continued thereafter. On November 15, 2004, the Audit Committee met and authorized its Chairman to determine whether and when to authorize BDO to commence discussions with PwC as part of the due diligence of BDO prior to its determination of whether it would serve as the Company’s auditors. At approximately 12:00 noon, PST, on November 24, 2004, the Audit Committee met and, during such meeting, engaged BDO as the Company’s registered independent public accounting firm. During the Company’s two most recent fiscal years ended March 31, 2003 and March 31, 2004 and through November 24, 2004, neither the Company nor anyone acting on its behalf consulted with BDO regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement or event identified in response to paragraph 304(a)(1)(iv) or 304(a)(1)(v) of Regulation S-K and the related instructions to that Item.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated December 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS CORPORATION

By: /s/ Uzi Sasson

Uzi Sasson, Vice President of Finance and Chief Financial Officer (Principal Financial Officer)

Date: December 1, 2004

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated December 1, 2004